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                                                                    Exhibit 21.1

                               Medium4.com, Inc.
                               ----------------
                              List of subsidiaries

                                                                 % Beneficial
                                    State / Jurisdiction of        Ownership
                                    -----------------------      ------------
              Name                        Organization
              ----                        ------------
ForeignTV.com, LLC                 Delaware                     100%
NicheTV.com, LLC                   Delaware                     100%
StreamingUSA.com, LLC              Delaware                     100%
Medium4.Music.com, LLC             Delaware                     100%
Private Label Streaming, LLC       Delaware                     100%
SpecialReportsTV.com, LLC          Delaware                     100%
PublicAffairsTV.com, LLC           Delaware                     100%
Medium4Latino.com, LLC             Delaware                     100%
AllComedyTV.com, LLC               Delaware                      50%
ForeignTV.com, B.V.                The Netherlands              100%
ForeignTV.com, SARL                France                       100%*
ForeignTV.com, Ltd.                Israel                       100%*
TelAvivTV.com, Ltd.                Israel                       100%*
ForeignTV, Inc.                    Japan                         20%
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*Denotes indirect ownership.